EXHIBIT 3.1

                           UNOFFICIAL COMPOSITE
                       CERTIFICATE OF INCORPORATION
                                    OF
                          SEALED AIR CORPORATION
                     (as amended through May 19, 1995)


          FIRST:  The name of the corporation is Sealed Air
Corporation.

          SECOND: The registered office of the corporation in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is sixty-one million (61,000,000), sixty million (60,000,000) of which shall be common stock with a par value of One Cent ($.01) per share, amounting in the aggregate to Six Hundred Thousand Dollars ($600,000), and one million (1,000,000) of which shall be preferred stock without par value.

          The preferred stock may be issued from time to time in one or more series. The powers, designations, preferences and other rights and qualifications, limitations or restrictions of the preferred stock of each series shall be such as are stated and expressed in this Article Fourth and, to the extent not stated and expressed herein, shall be such as may be fixed by the board of directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the board of directors providing for the initial issue of preferred stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of such series, (b) fix the terms on which stock of such series may be redeemed if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of such series upon dissolution or any distribution of assets, (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of preferred stock if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of the shares of such series and (g) fix such other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof desired to be so fixed.

          Except to the extent otherwise provided in the resolution or resolutions of the board of directors providing for the initial issue of shares of a particular series or expressly required by law, holders of shares of preferred stock of any series shall be entitled to one vote for each share thereof so held, shall vote share for share with the holders of the common stock without distinction as to class and shall not be entitled to vote separately as a class or series of a class. The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

          All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the board of directors providing for the initial issue thereof.

          Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the board of directors providing for the initial issuance of any particular series of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the common stock from time to time out of any funds legally available therefor and the preferred stock shall not be entitled to participate in any such dividend.

          FIFTH: The name of the incorporator is Edward Beuchert and his mailing address is Room 1410, 25 Broad Street, New York,
New York 10004.

          SIXTH:  The corporation is to have perpetual existence.

          SEVENTH: The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatever except as otherwise provided by law.

          EIGHTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               A. To make, alter or repeal the by-laws of the corporation;

               B.  To authorize and cause to be executed
          mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

               C. To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligation of other persons, corporations and business entities;

               D. By resolution adopted by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member.

All corporate powers of the corporation shall be exercised by the board of directors except as otherwise provided herein or by law.

          NINTH: Any property of the corporation less than all of its assets including goodwill and its corporate franchise, deemed by the board of directors to be not essential to the conduct of the business of the corporation, may be sold, leased, exchanged or otherwise disposed of by authority of the board of directors. All of the property and assets of the corporation including its goodwill and its corporate franchises, may be sold, leased or exchanged upon such terms and conditions and for such consideration (which may be in whole or in part shares of stock and/or other securities of any other corporation or corporations) as the board of directors shall deem expedient and for the best interests of the corporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose upon at least 20 days' notice containing notice of the proposed sale, lease or exchange, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

          TENTH: A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or officer or any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the board of directors or of a committee thereof, without counting in such majority any director so interested (although any director so interested may be included in such quorum), or (2) by a majority of a quorum of the stockholders entitled to vote at any meeting. No director or officer shall be liable to account to the corporation for any profits realized from any such transaction or contract authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director, was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner permitted by law.

          ELEVENTH: No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person (i) exercised or used the same degree of diligence, care and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the corporation, or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe to be true, or upon a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

          TWELFTH: Any contract, transaction or act of the corporation or of the board of directors which shall be approved or ratified by a majority of a quorum of the stockholders entitled to vote at any meeting shall be as valid and binding as though approved or ratified by every stockholder of the corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or act.

          THIRTEENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

          The Board of Directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person against such liability.

          FOURTEENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          FIFTEENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the by-laws may provide. The books of account of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          SIXTEENTH: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a written consent to such corporate action is signed by the holders of 51% of the stock who would have been entitled to vote upon such corporate action if a meeting were held; provided that in no case shall a written consent be by the holders of stock having less than the minimum percentage of the vote required herein or by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

          SEVENTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          EIGHTEENTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or the limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

          Any repeal or modification of the foregoing paragraph of this Article EIGHTEENTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

          IN WITNESS WHEREOF the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate February 13, 1969.